                                                                    EXHIBIT 10.6

                                                                       EXECUTION


                              EMPLOYMENT AGREEMENT



          This Agreement is made and entered into as of May 18, 2000 by and between Ariel Corporation, a Delaware corporation ("Employer"), and Dennis I. Schneider, an individual residing at 32 Clearview Drive, Nashua, New Hampshire 03062 ("Employee").

              WHEREAS, Employer previously employed Employee, pursuant to that certain Employment Agreement dated December 21, 1998 (the "Prior Employment Agreement"), as Senior Vice President of Marketing; and

              WHEREAS, Employer now desires to employ Employee, and Employee agrees to serve the Employer as its President and Chief Executive Officer, on the terms and conditions hereinafter set forth.

              NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

          1.  Term of Employment.  Employee's employment under this Agreement
              ------------------
(the "Term of Employment") shall commence as of the close of business on May 31, 2000 (the "Effective Date") and shall continue until the close of business on December 31, 2001, subject to any extension as may mutually be agreed or any earlier termination of Employee's employment as provided in Section 9 hereof (the "Initial Term"). Upon the expiration of the Initial Term, and each subsequent term or extension thereof, this Agreement shall automatically be extended for an additional term of one (1) year, unless Employer or Employee shall have notified the other party hereto of its or his election to terminate this Agreement not later than ninety (90) days prior to the end of such subsequent term or extension thereof (the Initial Term, together with any extensions, until termination in accordance herewith, shall be referred to herein as the "Term of Employment"). If Employee's employment is terminated pursuant to Section 9 hereof, the Term of Employment shall expire as of the Termination Date (as defined in Section 9 hereof).

          2.  Board and Committee Membership.  During the Term of Employment,
              ------------------------------
Employer shall use its reasonable best efforts to cause Employee to serve as a director on the Board of Directors of Employer (the "Board"). If by the first meeting of the Board subsequent to execution and delivery of this Agreement, Employee is not a member of the Board, Employer shall use its reasonable best efforts to cause Employee to be elected as a member of the Board.

          3.  Duties and Activities.  During the Term of Employment, Employee
              ---------------------
will faithfully perform those duties and responsibilities consistent with his position as President and Chief Executive Officer. Employee shall have general supervision and control over, and responsibility for, the general management and operation of Employer and its subsidiaries. Employee shall have the authority, subject to the advice and consent of the Board as required by contract or law, to employ and/or terminate the employment of any employee of Employer or any subsidiary. Employee will devote his full working time and use his best efforts to advance the business and welfare of Employer in furtherance of the policies established by the Board. Employee shall report only to the Board or any committee thereof. During the Term of Employment, Employee shall not engage in any other employment activities for any direct or indirect remuneration without the concurrence of the Board except that Employee may continue to devote reasonable time to (i) the management of investments, (ii) participation in community and charitable affairs, and (iii) as further set forth in Exhibit A hereto, so long as such activities do not interfere with his duties under this Agreement in the discretion of the Board, and so long as such activities do not exceed four (4) days per calendar quarter. Employee hereby agrees that, except as disclosed on Exhibit A hereto, during his employment
                                    ---------
hereunder, he will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than one percent (1%) interest in any firm, corporation, partnership, trust, association, or other organization that is engaged in the development, marketing or sales of wide area network equipment and products for the Computer Telephony Integration ("CTI") market in direct geographical competition, with Employer or any other line of business engaged in by Employer (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit A hereto. Employee hereby represents that he is not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

          4.  Former Employers.  Employee represents and warrants that his
              ----------------
employment by Employer will not conflict with and will not be constrained by any prior or current employment or consulting agreement or other relationship whether oral or written. Employee represents and warrants that he does not possess confidential information arising out of any such employment or consulting agreement or other relationship which, in Employee's best judgment would be utilized in connection with his employment by Employer.

          5.  Proprietary Information and Inventions.  Employee agrees to
              --------------------------------------
execute, deliver and be bound by the provisions of the Proprietary Information and inventions Agreement attached hereto as Exhibit B.
                                            ---------

          6.  Compensation.
              ------------

              6.1  Base Salary.  During the Term of Employment, Employer shall
                   -----------
pay Employee a Base Salary at the rate of $275,000 per annum ("Base Salary") payable at least as frequently as monthly and subject to payroll deductions as may be necessary or customary in respect of Employer's salaried employees in general. The amount of Employee's Base Salary shall be subject to annual review by the Board, provided that the level of such Base Salary shall not be subject to reduction.

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              6.2  Annual Incentive Compensation.
                   -----------------------------

                   (a) In addition to the Base Salary provided for in Section
6.1 hereof, and subject to the provisions of this Section 6.2 and Section 10 hereof; Employee shall be eligible for an annual incentive, as follows: (i) for the calendar year ending December 31, 2000, $137,500, which amount is guaranteed (the "First Year Payout"), and (ii) for each subsequent calendar year, an amount equal to 50% of the Base Salary paid during the year. The target payout for each year following December 31, 2000 (the "Subsequent Year Payouts", and with the First Year Payout, the "Annual Incentive Compensation"), shall be tied to the attainment of goals and objectives to be measurable quarterly (the "Quarterly Benchmarks") established mutually by the Board and Employee not later than March 1st of each year during the Term of Employment; provided, however, that if the Board has no! taken reasonable steps to negotiate goals and objectives by March 1 of a given year, then Employee shall be entitled to one hundred percent (100%) of the Subsequent Year Payout for such year, subject to the provisions of
Section 10.1 hereof. Such Subsequent Year Payouts and the Quarterly Benchmarks shall be structured in such a manner that partial attainment of Quarterly Benchmarks shall entitle the Employee to receive a proportionate share of the Subsequent Year Payout.

                   (b) Employee shall be paid one-seventh (1/7th) of the First Year Payout monthly, commencing as of June 30, 2000. For the calendar year beginning January 1, 2001 and later, Employee shall be paid one-twelfth (1/12th) of the Subsequent Year Payouts monthly based on the assumption that Employee will meet or exceed the Quarterly Benchmarks. If Employee fails to meet a Quarterly Benchmark, the difference between the amount that Employee was paid during the immediately preceding quarter and the amount that Employee actually earned based on his performance (the "Performance Adjustment") shall be deducted by Employer from subsequent pro rated payments under this Section 6.2(b) until the Performance Adjustment is paid in full.

              6.3  Other Compensation.  Employee's compensation by payments of
                   ------------------
Base Salary and Annual Incentive Compensation shall not be deemed exclusive and shall not prevent Employee from participating in any other incentive compensation, profit sharing or benefit plan made available by Employer to its executive employees generally. The Base Salary payments and Annual Incentive Compensation payments hereunder shall not in any way limit or reduce any other obligation of Employer hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of Employer to pay the Employee's Base Salary or Annual Incentive Compensation.

              6.4  Stock Option Grant.
                   ------------------

                   (a) At the date of execution of this Agreement, Employee holds options to purchase 190,000 shares of the $.001 par value Common Stock (the "Common Stock") of Employer (the "Preexisting Option"). The Preexisting Option vests immediately upon execution of this Agreement.

                   (b) Upon execution of this Agreement, Employer will grant to Employee an option to purchase an additional 296,000 shares of Common Stock (the "Additional Option"). To the extent consistent with applicable tax laws and regulations, the Additional

                                       3
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Option will be a qualified incentive stock option. The Additional Option will have a term of ten (10) years, or shorter in the event of the termination Employee's employment. The exercise price of the Additional Option will be set at the closing price of the Common Stock on the NASDAQ National Market System on the execution date of this Agreement. The Option will vest and become exercisable in part based on the following dates:

          52,000 shares upon execution of this Agreement
          81,000 shares on December 21, 2000 (the "2000 Shares")
          81,000 shares on December 21, 2001 (the "2001 Shares")

Employee' S right to exercise the Additional Option with respect to the remaining 82,000 shares (the "Remaining Shares") vests on December 21, 2001, or earlier, in part, if the following average Common Stock prices are achieved as measured by closing prices (as appropriately adjusted from time to time for stock splits, reverse splits, stock dividends and reclassification of shares) during any sixty (60) consecutive trading days on the principal national securities exchange on which the Common Stock is then traded:

                  20,500 shares at $6 per share
                  20,500 shares at $9 per share
                  20,500 shares at $12 per share
                  20,500 shares at $15 per share

Such portion of the Remaining Shares which meet the sixty (60) day minimum price requirement referred to above shall vest immediately; otherwise, regardless of the aforementioned goals, the Remaining Shares shall all vest on December 21, 2001, subject to the terms and provisions of this Agreement. The shares of Common Stock underlying the Option and the exercise price therefor shall be appropriately adjusted from time to time for stock splits, reverse splits, stock dividends and reclassifications of shares.

Notwithstanding the foregoing, (i) the Additional Option will be fully vested and immediately exercisable in the event of a "Change in Control" (as defined in Section 9.2); and (ii) in the event Employee is terminated by Employer without cause (pursuant to Section 9.1(d) hereof) or Employee resigns for "Good Reason" (pursuant to Section 9.1(e) hereof), the Additional Option shares shall vest for that particular year on a monthly pro rata basis. For example, if Employee is terminated without cause in March of 2001, Employee shall be vested as to all of the 2000 Shares plus three-twelfths (3/12) of the 2001 Shares immediately on the Termination Date.

                   (c) Employee's percentage ownership of Common Stock shall not be subject to any cap by Employer.

              6.5  Rule 16b-3 Compliance.  Employer agrees that it will use its
                   ---------------------
best efforts such that, with respect to the Additional Option, the Company shall at all times during the term of the Option comply with the requirements of Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act'), as such rule shall be in effect from time, or with any successor provision ("Rule 16b-3"), such that Employee shall be afforded the benefits of Rule 16b-3 with respect to the Additional Option including, without limitation, providing for the grant of the Additional Option pursuant to one or more stock plans which comply with

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Rule 16b-3 and which permit die terms of the Additional Option. Employee acknowledges that he will at all times comply with Rule 16b-3 requirements of officers with respect to the Additional Option.

              6.6  Form S-8 Registration.  Employer agrees that it shall use its
                   ---------------------
best efforts to cause, not later than sixty (60) days alter the Effective Date, and to maintain thereafter, the effectiveness of a registration statement on Form S-8 (or a successor form) such that the purchase of shares by Employee upon the exercise of any options granted to him by Employer shall be registered under the Securities Act of 1933, as amended, or any successor provisions, and so long as he is an affiliate of Employer, at any time as he shall request, to provide for and maintain the effectiveness of a corresponding resale prospectus on Form S-3, with appropriate supplements, providing for the resale by Employer of the shares so purchased.

              6.7  Signing Bonus.  On the Effective Date, Employer will pay to
                   -------------
Employee the sum of sixty-two thousand five hundred dollars ($62,500.00) as a signing bonus, subject to applicable withholding.

          7.  Benefits.
              --------

                   (a) During the Term of Employment, Employee shall be entitled to participate in all fringe benefit programs maintained by Employer that are available to its executive officers generally but in any case, at least the benefits included in the Employer's benefit package in effect on the Effective Date. Any payments or benefits payable to Employee hereunder in respect of any calendar year during which Employee is employed by Employer for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Employee will be furnished with an auto allowance of $500 per month to cover costs of leasing, maintenance, repair and insurance. Employee will be entitled to four (4) weeks of paid vacation per year, which vacation time shall accrue in accordance with Employer's policies. Employee acknowledges that he shall have no vested rights under or to participate in any such program except as expressly provided under the terms hereof or thereof.

                   (b) In die event that the grant of Employee's Legal Expenses (as defined in Section 13.4 hereof) is determined to constitute taxable income to Employee, Employer shall reimburse Employee to place Employee into the same economic position as he would have been in had such benefit not been taxable income to Employee. In the event that Employee's compensation under this Agreement becomes taxable to the Employee by the State of New Jersey, then Employer shall reimburse Employee to place Employee into the same economic position as he would have been in had such compensation or benefits not been taxable by the State of New Jersey as income to Employee; including, without limitation, reimbursement for additional federal and state tax payable on the reimbursement for New Jersey taxes.

          8.  Expenses.  Employer will pay or reimburse Employee for such
              --------
reasonable travel (including travel from Employee's current principal residence to Employer's headquarters), entertainment or other business expenses as he may incur on behalf of Employer's headquarters), entertainment or other business expenses as he may incur on behalf of Employer during the Term of Employment in connection with die performance of his duties hereunder but only to the extent

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that such expenses were either specifically authorized by Employer or incurred in accordance with policies established by the Board for senior executives and provided that Employee shall furnish Employer with such evidence relating to such expenses as Employer may reasonably require to substantiate such expenses for tax purposes.

          9.  Termination of Employment.
              -------------------------

              9.1  Circumstances of Termination.  Notwithstanding the terms set
                   ----------------------------
forth in Section 1 hereof, Employee's employment shall terminate under any of the following circumstances and the date of such an occurrence, unless otherwise provided below, shall be Employee's "Termination Date."

                   (a) Death. Immediately, in the event of Employee's death.
                       -----

                   (b) Permanent Disability. At the option of Employer, because
                       --------------------
Employee becomes physically or mentally incapacitated or disabled so that (i) he is unable to perform for Employer substantially the same services as he performed prior to incurring such incapacity or disability or to devote his full working time or use his best efforts to advance the business and welfare of Employer or otherwise to perform his duties under this Agreement and (ii) such condition exists for an aggregate of six (6) months in any twelve (12) consecutive calendar month period, and such incapacity or disability is incapable of reasonable accommodations under applicable law, including but not limited to the Americas with Disabilities Act of 1990, as amended (a "Permanent Disability"). Employer, at its option and expense, is entitled to retain a physician reasonably acceptable to Employee to confirm the existence of such incapacity or disability, and the determination of such physician is binding upon Employer and Employee.

                   (c) Cause.  At the option of Employer, because Employee:
                       -----

                       (i)   has been convicted of, or has pled guilty or nolo
                                                                          ----
contendere to, a felony; or
----------

                       (ii) has embezzled or misappropriated Employer funds or property or those of Employer's customers, suppliers or affiliates; or

                       (iii) engaged in any misconduct which adversely and materially affects Employer's business, including but not limited to its reputation; or

                       (iv) has violated any of the terms of the Proprietary Information and Inventions Agreement; or

                       (v)   has failed to fulfill his fiduciary
responsibilities; or

                       (vi) has failed or refused to perform those duties reasonably assigned or delegated to him by the Board, or the services specified herein (except on account of a Permanent Disability as provided for in Section 9.1(b) hereof or on account of "Good Reason" as provided in Section 9.1(e), below); or

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

                      (vii) has demonstrated gross negligence or willful misconduct in connection with the performance of Employee's duties hereunder; or

                      (viii) has breached any terms of this Agreement other than as noted in subsection (i) through (vii) above;

provided, however, that with respect to subsections (vi) and (viii) above, Employer's right to terminate Employee shall be conditioned on (A) Employer giving Employee written notice specifically referring to items (vi) or (viii) above and describing the specific circumstances and/or actions purportedly giving rise to the occurrence of such item; and (B) failure by Employee, within thirty (30) days after receipt of any such notice, to cease the actions and/or reinstate or rectify the circumstances described in such notice to the reasonable satisfaction of tile Board. With respect to subsections (v) or (vii) above, Employer shall have the right to place Employee on administrative leave pending investigation of the circumstance(s) or action(s) purportedly giving rise to the occurrence of such items.

                  (d) Without Cause. At the option of Employer at any time for
                      -------------
any reason other than those referred to above or for no reason at all, whereupon Employer shall be obligated to make those payments set forth in Section 10.1(d) hereof.

                  (e) Resignation For Good Reason. Employee, at his option, may
                      ---------------------------
resign for "Good Reason":

                      (i) because Employer has substantially reduced the title, role or responsibilities of Employee;

                      (ii) because Employer has reduced Employee's Base Salary or annual incentive compensation opportunity from the level in effect immediately prior to such change, with the exception of a company-wide reduction of compensation due to economic considerations;

                      (iii) because Employer has breached any material term of this Agreement other than as noted in subsection (i) and (ii) above; or

                      (iv) in the event of a "Change of Control" (as defined in Section 9.2 below).

                  In the event that Employee terminates this Agreement for Good Reason, Employer shall become obligated to make those payments set forth in
Section 10.1(d) hereof.

            9.2 For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (a) An acquisition (other than directly by Employer) of any voting securities of Employer (the "Voting Securities") by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the 1934 Act) immediately after such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of Employer's then outstanding

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

Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Employer (for purposes of this definition, a "Subsidiary"), (ii) Employer or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction," as hereinafter defined;

                   (b) The individuals who, as of the Effective Date are members of the Board (tile "Incumbent Board',), cease for any reason to Constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by Employer's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such flew director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                   (c) Approval by Employer's stockholders of:

                       (i) A merger, consolidation or reorganization involving Employer, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of Employer where:

                           (A) the stockholders of Employer, immediately before
                   such merger, Consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty-five percent (85%) of the combined voting power of the outstanding voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation') in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                           (B) the individuals who were members of the Incumbent
                   Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a minority of the Voting Securities of the Surviving Corporation, and

                             (C) no Person other than (i) Employer, (ii) any
                   Subsidiary, (iii) any employee benefit plan (or any trust forming a pmt thereof) maintained by the Employer, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities), has beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                       (ii)  A complete liquidation or dissolution of Employer;
or

                       (iii) An agreement for the sale or other disposition of all or substantially all of the assets of Employer to any Person (other than a transfer to a Subsidiary).

                   (d) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by Employer which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities that increases the percentage of the then outstanding Voting Security Beneficially Owned by the Subject Person, then a Change in Control shall occur.

              9.3  Notice of Termination.  Any intent to terminate employment by
                   ---------------------
the Employee pursuant to Section 9.1(e) shall be communicated by written notice to Employer setting forth in detail the specific actions deemed to constitute Good Reason. If Employer does not respond within thirty (30) days from such notice, the resignation shall be deemed effective. Employer may, within the thirty (30) day period, correct such condition giving rise to Employee's notice to the reasonable satisfaction of Employee or dispute Employee's claims by giving written notice of such dispute.

          10.  Payments Upon Termination of Employment.
               ---------------------------------------

              10.1 Payments.  In the event that Employee's employment is
                   --------
terminated prior to the expiration of the Initial Term (including any extension thereof), the Term of Employment shall expire as of the Termination Date.

                   (a) If Employer terminates Employee's employment for Cause or if Employee voluntarily terminates his employment other than for Good Reason, Employer's obligation to compensate Employee shall in all respects cease as of the Termination Date, except that Employer shall pay Employee the Base Salary accrued under Section 6.1, the value of accrued vacation time pursuant to
Section 7(a) hereof; and the reimbursement expenses incurred under Section 8 of this Agreement up to such Termination Date (thc "Accrued Obligations");

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

                   (b) If Employee's employment is terminated due to the death of Employee, Employer's obligation 10 compensate Employee shall in all respects cease as of the Termination Date, except that within thirty (30) days alter the Termination Date, Employer shall pay Employee's estates or legal representative the Accrued Obligations;

                   (c) If Employee's employment is terminated upon the Permanent Disability of Employee, Employer's obligation to compensate Employee with respect to Base Salary, only shall continue for twelve (12) months following such termination and) in addition, Employer shall pay Employee any Accrued Obligations; and

                   (d) If Employee's employment is terminated by Employer pursuant to Section 9.1(d), or by the Employee pursuant to Section 9.1(e), Employer's obligation to compensate Employee shall in all respects cease, except that within thirty (30) days after the Termination Date Employer shall pay Employee the Accrued Obligations and during the period ending on the first anniversary of the Termination Date (the "Severance Period"), Employer shall pay to Employee on a monthly basis the sum of one-twelfth (1/12th) of the annual Base Salary of Employee in effect at the Termination Date plus one-twelfth (1/12th) the reasonable value of Employee's benefits on the Termination Dale, together with such pro rata portion of Employee's target payout pursuant to
Section 6.2 (based on the number of completed and partial months employment prior to the Termination Data), which shall in no event be less than 25% of the total Annual Incentive Compensation pursuant to Section 6.2 received in the previous fiscal year (the "Continuation Payments"). Employer shall be excused from its obligations to make payments under this Section 10.1(d) if Employee breaches his obligations hereunder including his obligations under the terms of the Proprietary Information and Inventions Agreement. Employee shall provide, in writing, a monthly certification attesting to Employee's compliance with the terms of the Proprietary Information and Inventions Agreement.

Notwithstanding the foregoing, if any such termination under Sections 9.1(d) or 9.1(e) occurs prior to the first anniversary of the Effective Date, the Severance Period will be extended by twelve (12) months less the number of full months of employment from the Effective Date until the Termination Date. In the event such termination occurs within two (2) years of a Change in Control of Employer, the full amount of the Continuation Payments will be paid in a lump sum within ten (10) days of such Change in Control.

                   (e) If Employee's employment terminates for any reason other than for Cause, all equipment and supplies purchased by Employer for Employee's New Hampshire office shall become Employee's property.

              10.2 Effect on this Agreement.  Any termination of Employee's
                   ------------------------
employment and any expiration of the Term of Employment under this Agreement shall not affect the continuing operation and effect of this Section and Section 11 hereof, nor obligations of Employee under the Proprietary Information and Inventions Agreement, which shall continue in full force and effect with respect to Employer and Employee, and its and his heirs, successors and assigns.
Nothing in Section 10.1 hereof shall be deemed to operate or shall operate as a release, settlement or discharge of any liability of Employee to Employer or others from any action or omission by Employee enumerated in Section 9.1(c) hereof as a possible basis for termination of Employee's employment for Cause.

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

              10.3  No Duty to Mitigate.  Subject to the provisions of Section
                    -------------------
11 and the Proprietary Information and Inventions Agreement attached as Exhibit B hereto, Employee shall be free to accept such employment and engage in such business as Employee may desire following the termination of his employment hereunder, and no compensation received by Employee therefrom shall reduce or affect any payments required to be made by Employer hereunder except to the extent expressly provided in the benefit plans of Employer.

          11. Post-Employment Activities.
              --------------------------

              11.1  Non-Competition.  For a period of two (2) years after the
                    ---------------
termination or expiration of Employee's employment with Employer (the "Non-Compete Period") hereunder absent Employer's prior written approval, Employee shall not directly or indirectly render services similar or reasonably related to those which Employee shall have rendered hereunder during the two (2) years prior to the Termination Date to a Competitor. A "Competitor" is defined as any person or entity whether now existing or hereafter established which is in any line of business currently engaged in or being developed by Employer, its Subsidiaries or its affiliates. As used in this Section 11.1, the term "any line of business currently engaged in by Employer" shall be applied as at the Termination Date, or, if later, as at the date of termination of any post-employment consultation.

              11.2  Non-Solicitation of Employer's Employees.  During the Non-
                    ----------------------------------------
Compete Period, Employee shall not entice, induce or encourage any of Employer's other employees to engage in any activity which, were it done by Employee, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 11.

              11.3  Non-Solicitation of Customers.  During the Non-Compete
                    -----------------------------
Period, Employee shall not entice, induce, encourage or solicit any of Employer's, its subsidiaries' or affiliates' customers on behalf of any Competitor.

              11.4 No provision of this Agreement shall be construed to preclude Employee from performing the same services which Employer hereby retains Employee to perform for any person or entity which is not a direct Competitor of Employer upon the expiration or termination of Employee's employment (or any post-employment consultation) so long as Employee does not thereby violate any term of the Proprietary Information and Inventions Agreement.

          12.  Remedies.  Employee's obligations under the Proprietary
               --------
Information and Inventions Agreement and the provisions of Sections 3, 4, 5 and 11 of this Agreement (as modified by Section 13.15, if applicable) shall survive the expiration or termination of Employee's employment (whether through Employee's resignation or otherwise) with Employer. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of the provisions of the Proprietary Information and Inventions Agreement or Section 11 would be inadequate and Employee therefore agrees that Employer shall be entitled to injunctive relief in any court of competent jurisdiction in case of any such breach or threatened breach. Employee acknowledges that this Section 12 does not limit Employer's right to seek monetary damages in arbitration under Section
13.11 of this Agreement.

          13. Miscellaneous.
              -------------

              13.1  Release of Prior Employment Agreement.  Employer and
                    -------------------------------------
Employee acknowledge and agree that Employee's employment under the Prior Employment Agreement is being subsumed with this Agreement. From and after the Effective Date, Employer and Employee shall have no continuing rights, duties, obligations or remedies under the Prior Employment Agreement.

              13.2  Key Man Life Insurance.  Employee recognizes and
                    ----------------------
acknowledges that Employer or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to Employee, the proceeds of which would be payable to Employer or such affiliate. Employee hereby consents to Employer or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at Employer's expense), execute such documents, and otherwise take any and all actions necessary or desirable in order for Employer or its affiliates to seek, purchase and maintain in full force and effect such policy or policies.

              13.3  Other Insurance and Indemnification.  Employer shall
                    -----------------------------------
maintain in effect Directors and Officers Liability insurance affording at least the scope of coverage afforded by the policy attached as Exhibit C hereto and in
                                                         ---------
such amount as is commercially reasonable and appropriate to Employer's business needs. Subject to the terms of this Agreement, Employee shall, at all times during the Term of Employment, have the same amount of coverage and be entitled to the same level and no lesser level of indemnification as any other officer or director of Employer pursuant to any Directors and Officers Liability insurance policy or other agreement.

              13.4 Employer shall pay Employee's reasonable fees for legal (the "Legal Expenses") and other professional advice and other related expenses associated with the negotiation and completion of this Employment Agreement, provided that Employer will be provided all necessary back-up in support of these expenses.

              13.5 Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address set forth below:

If to Employer:          Ariel Corporation

                         2540 Route 130
                         Cranbury, New Jersey 08512
                         Attention:  Mr. Anthony M. Agnello, Chairman

with a copy to:          Steptoe & Johnson, LLP

                         1330 Connecticut Avenue, NW
                         Washington, DC 20036
                         Attention:  Howard Stahl, Esq.

If to Employee:          Mr. Dennis Schneider

                         32 Clearview Drive
                         Nashua, New Hampshire 03062

with a copy to:          Sam II. Roberson, Esq.

                         Sherman, Meehan, Curtin & Ain
                         1900 M Street, N.W.
                         Suite 600
                         Washington D.C. 20036-3565

For purposes of this Agreement, notice sent in conformity with this Section 13.5 shall be deemed to have been received on the third business day following the date on which such notices are so sent.

          13.6  Modification and No Waiver of Breach.  No waiver or modification
                ------------------------------------
of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 13.6

          13.7  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY EXCLUDING ITS CONFLICT OF LAW PRINCIPALS. ALL QUESTIONS RELATING TO THE VALIDITY AND PERFORMANCE HEREOF AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          13.8  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

          13.9  Captions.  The captions used herein are for ease of reference
                --------
only and shall not define or limit the provisions hereof.

          13.10 Entire Agreement.  This Agreement and its exhibits, including
                ----------------
the Proprietary Information and Inventions Agreement constitutes the entire agreement between the parties hereto relating to the matters encompassed hereby and supersedes any prior or contemporaneous oral or written agreements.

          13.11 Assignment.  The rights of Employer under this Agreement may
                ----------
not, without the consent of Employee, be assigned by Employer to any person, firm, corporation, or other business entity.

          13.12 Non-Transferability of Interest.  None of the rights of
                -------------------------------
Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by Employer pursuant to this Agreement shall be void.

          13.13 Arbitration.  Any dispute, controversy, or claim arising out of,
                -----------
in connection with, or in relation to this Agreement and its exhibits, except as provided in Section 12 hereof, shall be settled by arbitration in Newark, New Jersey, pursuant to the Commercial Rules then in effect of the American Arbitration Association and in no other place. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof. Employee and Employer knowingly waive any and all rights to a jury trial in any form. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages. Each party shall bear its own expenses relating to the arbitration, unless otherwise determined in arbitration. Notwithstanding the foregoing, Employer agrees, that in the event of a termination of Employee for Cause (as provided in Section 9.1(c) hereof), Employer agrees to pay for Employee's arbitration expenses up to Seventy-Five Thousand Dollars ($75,000.00) in the aggregate.

     It is intended that controversies or claims submitted to arbitration under this Section 13.13 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration. Nothing in this Section 13.13 shall limit Employer's right to seek equitable remedies in any court of competent jurisdiction under Sections 3, 4, 5 and 11 of this Agreement and the Proprietary Information and Inventions Agreement.

          13.14 Independent Advice.  Employee hereby acknowledges that he has
                ------------------
been advised of the opportunity available to him to seek and obtain advice of legal counsel and financial advisors of his own choosing prior to and in connection with Employee's execution of this Agreement. In addition Employee hereby affirms that he has either obtained such advice or knowingly and willingly decided to forego the opportunity to avail himself of such advice.

          13.15 Interpretation.  IT IS THE INTENT OF THE PARTIES THAT in ease
                --------------
any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                        ARIEL CORPORATION


                                        By:  /s/ Anthony M. Agnello
                                             ----------------------------------
                                             Name:  Anthony M. Agnello
                                             Title: Chairman

                                        _______________________________________
                                        DENNIS I. SCHNEIDER

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                        ARIEL CORPORATION


                                        By:
                                             ----------------------------------
                                             Name:  Anthony M. Agnello
                                             Title: Chairman


                                        /s/ Dennis I. Schneider
                                        ---------------------------------------
                                        DENNIS I. SCHNEIDER

                                                                       EXHIBIT A
                                                                       ---------

                     OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS

                                       OF

                              DENNIS I. SCHNEIDER



     The following activities are listed subject to the provisions of Section 2 of this Agreement:

1. Officer, Director, and major shareholder in GIOS(TM) Inc., a private software development process improvement consulting services firm. Employee may receive compensation from GIOS(TM) Inc. during the term of this Agreement.

                                                                       EXHIBIT B
                                                                       ---------

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                                               As of May 18,2000



To:  Arid Corporation
     2540 Route 130
     Cranbury, New Jersey 08512

     The undersigned, in consideration of and as a condition of my services to you and/or to companies which you own, control, or arc affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement between myself and the Company, dated as of May 18, 2000):

     1.   Confidentiality.  I agree to keep confidential, except as the Company
          ---------------
may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined)1 trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company. For purposes of this Agreement, confidential information does not include any information which
(i) at the time of disclosure or thereafter is generally available to or known by the general public (other than as a result of my acts in breach of this Agreement), (ii) was or becomes available to me on a non-confidential basis from a source other than the Company, its agents or its advisors, provided that such source is not and was not, to my best knowledge, bound by a confidentiality agreement with the Company, and further provided that I should not have reasonably known that such source is not or was not bound by a confidentiality agreement, (iii) has been independently acquired or developed by me without violating any of any obligations under this Agreement or the Employment Agreement, or (iv) I am required to disclose under applicable law, provided that in connection with any such disclosure, I agree to give the Company notice thereof.

     2.   Conflicting Employment; Return of Confidential Material.  I agree that
          -------------------------------------------------------
during my employment with the Company, except to the extent specifically contemplated by the Employment Agreement, I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data which I may obtain or produce during the course of my employment arid I will not take with me any description continuing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

     3.   Assignment of inventions.
          ------------------------

          3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions, in order to protect the Company's rights to such inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

          3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

          3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, work or research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

     4.   Disclosure of Inventions.  I agree that in connection with any
          ------------------------
Invention, I will promptly disclose such Invention to the Board of Directors of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

     5.   Patents and Copyrights; Execution of Documents.
          ----------------------------------------------

          5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

          5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, and assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all Countries and to vest title thereto in the Company or its nominee to any of the foregoing.

     6.   Maintenance of Records.  I agree to keep and maintain adequate and
          ----------------------
current written records of all Inventions made by me (in the form of notes, sketches, drawings, flowcharts and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     7.   Prior Inventions.  It is understood that all Personal Inventions, if
          ----------------
any, whether patented or unpatented, which I made prior to my association with the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on 'he list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

     8.   Other Obligations.  I acknowledge that the Company from time to time
          -----------------
may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

     9.   Trade Secrets of Others.  I represent that my performance of all the
          -----------------------
terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my services to the Company, and 1 will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous client, employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

     10.  Remedies.  I acknowledge that my obligations under this Agreement (as
          --------
modified by Section 13, if applicable) shall survive the expiration or termination of my employment (whether through my resignation or otherwise) with the Company. I acknowledge that a remedy at law for any breach or threatened breach by me of the provisions hereof would be inadequate and I therefore agree that the Company shall be entitled to injunctive relief in any court of competent jurisdiction in case of any such breach or threatened breach. I acknowledge that this Section 10 does not in any way limit the Company's right to seek monetary damages in arbitration under Section 13.12 of the Employment Agreement between myself and the Company of even dale herewith.

     11.  Modification.  I agree that any subsequent change or changes in my
          ------------
duties, salary or compensation or, if applicable, in any employment agreement between the Company and me, shall not affect the validity or scope of this Agreement.

     12.  Successors and Assigns.  This Agreement shall be binding upon my
          ----------------------
heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

     13.  Interpretation.  IT IS THE INTENT OF THE PARTIES THAT in case any one
          --------------
or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

     14.  Waivers. If either party should waive any breach of any provision of
          -------
this Agreement, lie or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     15.  Complete Agreement, Amendments.  I acknowledge receipt of this
          ------------------------------
Agreement, and agree that, with respect to its subject matter, it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements relating to such subject matter with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.

     16.  Headings.  The headings of the sections hereof are inserted for
          --------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

     17.  Counterparts.  This Agreement may be signed in two counterparts, each
          ------------
of which shall be deemed an original and both of which shall together constitute one agreement.

     18.  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the internal laws of the State of New Jersey, excluding its conflict of law principles.

          If you are in agreement with the foregoing, please sign both of the enclosed copies of the Agreement on behalf of the Company below, whereupon this Agreement shall become binding in accordance with its terms. Please then return one signed copy of this Agreement to me.

                                        EMPLOYEE




                                        /s/ Dennis I. Schneider
                                        ----------------------------------------
                                        Dennis I. Schneider


                                        Accepted and Agreed:

                                        ARIEL CORPORATION


                                        By:  ___________________________________
                                             Name:  Anthony M. Agnello
                                             Title: Chairman

     If you are in agreement with the foregoing, please sign both of the enclosed copies of the Agreement on behalf of the Company below, whereupon this Agreement shall become binding in accordance with its terms. Please then return one signed copy of this Agreement to me.

                                        EMPLOYEE





                                        ----------------------------------------
                                        Dennis I. Schneider


                                        Accepted and Agreed:

                                        ARIEL CORPORATION


                                        By:  /s/ Anthony M. Agnello
                                             -----------------------------------
                                             Name:  Anthony M. Agnello
                                             Title: Chairman

                                                         SCHEDULE A to EXHIBIT B



None.

                                       B-7